UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2015

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering Drive, Suite 400
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.07  Submission of Matters to a Vote of Security Holders.

On the 19th of May, 2015, Comfort Systems USA, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders. Of the 37,307,149 shares of common stock outstanding and entitled to vote at the Annual Meeting, 35,529,628 shares were present in person or by proxy, constituting a 95.24% quorum. The matters submitted to the stockholders of the Company at the Annual Meeting, and the results of the voting, were as follows:

Proposal No. 1.             Vote regarding the election of Darcy G. Anderson, Herman E. Bulls, Alfred J. Giardinelli, Jr., Alan P. Krusi, Brian E. Lane, Franklin Myers, James H. Schultz, Constance E. Skidmore, and Vance W. Tang as members of the Board of Directors:

Nominee	Votes For	Votes For as Percentage of Votes Cast	Votes Withheld
Darcy G. Anderson	33,683,928	99.74%	88,264
Herman E. Bulls	33,517,709	99.25%	254,483
Alfred J. Giardinelli, Jr.	33,624,392	99.56%	147,800
Alan P. Krusi	33,618,337	99.54%	153,855
Brian E. Lane	33,626,546	99.57%	145,646
Franklin Myers	33,546,924	99.33%	225,268
James H. Schultz	33,551,100	99.35%	221,092
Constance E. Skidmore	33,684,768	99.74%	87,424
Vance W. Tang	33,684,668	99.74%	87,524

There were 1,757,436 broker non-votes as to Proposal No. 1.

Proposal No. 2.             Vote regarding ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015:

Votes For	Votes For as a Percentage of Votes Cast	Votes Against	Votes Abstain
35,247,615	99.21%	281,503	510

There were no broker non-votes as to Proposal No. 2.

Proposal No. 3.             Advisory vote regarding approval of the compensation paid by the Company to its named executive officers:

Votes For	Votes For as a Percentage of Votes Cast	Votes Against	Votes Abstain
33,506,700	99.31%	232,021	33,470

There were 1,757,437 broker non-votes as to Proposal No. 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Trent T. McKenna
Trent T. McKenna, Senior Vice President and
General Counsel

Date:  May 21, 2015